UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Settlement Agreement

On February 18, 2016, Fifth Street Asset Management Inc. (the “Company”) entered into a Purchase and Settlement Agreement (the “PSA”) by and among Fifth Street Finance Corp. (“FSC”), Fifth Street Holdings L.P. (“Holdings”), Leonard M. Tannenbaum, Chairman and Chief Executive Officer of the Company (together with Holdings, the “Buyers”), the Company, and RiverNorth Capital Management, LLC (“RiverNorth”), RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise (collectively, the “Sellers”). The Company is a publicly traded asset manager that is the partial and indirect owner of Fifth Street Management LLC, a registered investment adviser under the Investment Advisers Act of 1940 and FSC’s external manager and advisor.

Purchase and Sale of FSC Common Stock

On the terms and subject to the conditions of the PSA, the Buyers have agreed to purchase 9,220,600 shares of FSC’s issued and outstanding common stock, par value $0.01 per share (each a “Share”), from the Sellers, which Shares (when combined with the Shares Sellers are economically exposed to via cash-settled total return swaps) constitute all of the Shares beneficially owned by the Sellers, for a per-share purchase price of $6.25, without interest. Under certain circumstances in connection with a breach of the PSA by the Buyers, Holdings and Mr. Tannenbaum may be liable for a $5,000,000 fee payable to Sellers. The parties have agreed to an outside closing date of March 31, 2016, for the purchase of the Shares from the Sellers (the “Closing Date”).

In connection with the PSA, Holdings and RiverNorth entered into an escrow agreement with JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), pursuant to which Holdings deposited $10,000,000 with the Escrow Agent. Holdings has agreed to use reasonable best efforts to deposit into the escrow account, on or prior to March 24, 2016, an additional $24,577,250 (together with the initial $10,000,000 deposit, and together with interest thereon, the “Escrow Funds”). On the Closing Date, Holdings and RiverNorth have agreed to direct the Escrow Agent to release the Escrow Funds to RiverNorth, and the Escrow Funds will be credited (after deducting, if applicable, the $5,000,000 fee payable to the Sellers, as described above) against any other amounts owed by Buyers pursuant to the PSA on the Closing Date.

Swaps

In the PSA, Holdings and certain Sellers also agreed to terms that may require Holdings, on the one hand, or such Sellers, on the other hand, to make certain payments to the other in connection with the settlement (or other payments) of certain cash-settled total return swaps held by such Sellers in respect of Shares. In addition, the PSA requires such Sellers to request and use their best efforts to cause the counterparty to such swaps to vote the Shares held by such counterparty, as of the record date for any meeting of FSC’s stockholders, in accordance with the recommendations of FSC’s board of directors.

Annual Meeting Matters

The PSA provides that RiverNorth has irrevocably withdrawn and rescinded each proposal and each director nomination that it had put forth for consideration at FSC’s 2016 Annual Meeting of Stockholders.

If the record date for FSC’s 2016 Annual Meeting of Stockholders is set for a date that is prior to the Closing Date, the PSA requires each Seller to appear, or cause all Shares being purchased from the Sellers by the Buyers on the Closing Date in accordance with the terms of the PSA to be counted as present, at FSC’s 2016 Annual Meeting of Stockholders and vote (or cause to be voted) all such Shares beneficially owned or controlled by such Seller as of the record date in accordance with the recommendations of FSC’s board of directors.

In addition, the PSA requires the Sellers to appear, or cause all shares of common stock of Fifth Street Senior Floating Rate Corp. (“FSFR”) beneficially owned by such Seller to be counted as present, at the 2016 Annual Meeting of Stockholders for FSFR and vote (or cause to be voted) all shares of FSFR’s common stock beneficially owned by such Seller in accordance with the recommendation of FSFR’s board of directors. The Sellers beneficially own, in the aggregate, approximately 5.7% of the outstanding common stock of FSFR. Fifth Street Management LLC is FSFR’s external manager and advisor.

Standstill

In the PSA, the Sellers have agreed to certain standstill obligations with respect to FSC and FSFR, until the later of the certification of votes for FSC’s 2017 Annual Meeting of Stockholders or the certification of votes for FSFR’s 2017 Annual Meeting of Stockholders, as applicable.

Other Matters; Governing Law and Venue

The parties to the PSA have made certain customary representations and warranties therein and have entered into a mutual release from liability in connection with the PSA.

The PSA is governed by Delaware law. For all claims arising from the PSA, the parties have agreed to the exclusive jurisdiction and venue of the Delaware Court of Chancery or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware does not have jurisdiction, any U.S. federal court sitting in Delaware.

The foregoing summary of the PSA and the transactions contemplated thereby is qualified in its entirety by reference to the complete text of the PSA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 1.01.

Warrant

In connection with the execution and delivery of the PSA, on February 18, 2016, the Company issued a warrant (the “Warrant”) to RiverNorth. RiverNorth may exercise the Warrant, in whole but not in part, at any time after April 16, 2016, and prior to March 18, 2017. If RiverNorth duly exercises the Warrant, the Company must pay RiverNorth a cash settlement amount equal to the lesser of (i) $5,000,000 and (ii) the “Spread Value” determined pursuant to the following formula: Spread Value = the product of (a) the difference between the fair market value of one share of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), and the warrant strike price, each as determined in accordance with the Warrant, multiplied by (b) the number shares of Class A Common Stock subject to the Warrant (i.e., the number of shares of Class A Common Stock equal to the quotient of $10,000,000 divided by the warrant strike price).

Instead of paying the cash settlement amount described above, the Company may elect, prior to December 18, 2016, to settle all or part of the Warrant by delivering to RiverNorth a number of shares of Class A Common Stock equal to the quotient of (i) the settlement amount that the Company elects to settle in shares of Class A Common Stock divided by (ii) the exercise price, as determined in accordance with the Warrant. In addition, the Company’s election to settle the Warrant by delivery of shares of its Class A Common Stock is subject to (a) approval by the Company’s board of directors, including a majority of the independent directors thereof if such approval by a majority of the independent directors thereof is required by applicable law or the rules of the NASDAQ Stock Market, or if the Company’s board of directors, after taking into account the advice of outside counsel, reasonably believes that such approval by a majority of the independent directors thereof is reasonably necessary in the discharge of its fiduciary duties and (b) any approval of the Company’s stockholders that is required pursuant to the rules of the NASDAQ Stock Market.

The Warrant is governed by Delaware law. For all claims arising from the Warrant, the parties have agreed to the exclusive jurisdiction and venue of the Delaware Court of Chancery or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware does not have jurisdiction, any U.S. federal court sitting in Delaware.

The foregoing summary of the Warrant and the transactions contemplated thereby is qualified in its entirety by reference to the complete text of the Warrant, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference in its entirety into this Item 1.01.

Letter Agreement

In connection with the execution and delivery of the PSA, Holdings and Mr. Tannenbaum have entered into a letter agreement (the “Letter Agreement”) that provides that Holdings will purchase the maximum number of Shares that the Company determines, in its sole discretion, Holdings can purchase with immediately available funds and that will not violate any of the terms or conditions of any debt or other contractual arrangement to which Holdings is a party or its property or assets are subject or cause Holdings to be an “investment company” (as such term is defined in the Investment Company Act of 1940, as amended). Any additional Shares that Buyers are obligated to purchase pursuant to the PSA will be purchased by Mr. Tannenbaum. The Letter Agreement also provides for mutual indemnification of the parties in connection with their obligations under the PSA and the Letter Agreement.

The Letter Agreement is governed by Delaware law. For all claims arising from the Letter Agreement, the parties have agreed to the exclusive jurisdiction and venue of the Delaware Court of Chancery or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware does not have jurisdiction, any U.S. federal court sitting in Delaware.

The foregoing summary of the Letter Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference in its entirety into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The summary of the Warrant and the transactions contemplated thereby in Item 1.01 is incorporated by reference in its entirety into this Item 3.02. Such summary is qualified in its entirety by reference to the complete text of the Warrant, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference in its entirety into this Item 3.02. Any Class A Common Stock issued pursuant to the Warrant would be issued in a private transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On February 19, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase and Settlement Agreement, dated as of February 18, 2016, by and among Fifth Street Finance Corp., Fifth Street Holdings L.P., Leonard M. Tannenbaum, Fifth Street Asset Management Inc., RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise
10.2	Warrant, dated February 18, 2016, by and between Fifth Street Asset Management Inc. and RiverNorth Capital Management, LLC
10.3	Letter Agreement, dated February 18, 2016, by and between Fifth Street Holdings L.P. and Leonard M. Tannenbaum
99.1	Press release dated February 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.
Date: February 19, 2016	By:	/s/ Kerry Acocella
Name: Kerry Acocella Title: Senior Vice President, Legal and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Settlement Agreement, dated as of February 18, 2016, by and among Fifth Street Finance Corp., Fifth Street Holdings L.P., Leonard M. Tannenbaum, Fifth Street Asset Management Inc., RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise
10.2	Warrant, dated February 18, 2016, by and between Fifth Street Asset Management Inc. and RiverNorth Capital Management, LLC
10.3	Letter Agreement, dated February 18, 2016, by and between Fifth Street Holdings L.P. and Leonard M. Tannenbaum
99.1	Press release dated February 19, 2016